Exhibit 99.1

Zafgen Reports Third Quarter 2019 Financial Results

Evaluation of strategic alternatives ongoing

Boston, November 6, 2019 – Zafgen, Inc. (Nasdaq:ZFGN) today reported its third quarter 2019 financial results.

In September 2019, Zafgen announced plans to explore strategic options to maximize shareholder value and these efforts are ongoing. The potential strategic alternatives that may be evaluated include, but are not limited to, an acquisition, merger, business combination, in-licensing, or other strategic transaction involving the Company or its assets.

Third Quarter 2019 Financial Results

Cash, Cash Equivalents and Marketable Securities

As of September 30, 2019, the Company had cash, cash equivalents, and marketable securities totaling $82.0 million. Based on previously announced and recently implemented plans to reduce operating expenses and prioritize key resources announced previously, Zafgen expects significantly reduced cash burn in its future quarters compared to the third quarter of 2019.

Net Loss

The Company reported a net loss for the third quarter of 2019 of $12.9 million, or $0.35 per share, compared to a net loss of $15.1 million, or $0.41 per share, for the third quarter of 2018. The net loss for the third quarter of 2019 includes $4.0 million of restructuring charges.

The weighted average common shares (basic and diluted) outstanding used to compute net loss per share were 37.4 million for the third quarter of 2019 compared to 36.6 million for the same quarter of 2018.

Research and Development Expenses

Research and development expenses for the third quarter of 2019 were $5.3 million compared to $11.8 million for the third quarter of 2018. The decrease in research and development expenses compared to the prior year period was primarily due to lower spend to resolve the FDA clinical hold and decreased personnel related costs.

Restructuring Charges

Restructuring charges for the third quarter of 2019 were $4.0 million and include personnel related costs primarily related to severance expenses as a result of the multiple reductions in workforce and contract termination costs implemented in the third quarter of 2019.

General and Administrative Expenses

General and administrative expenses for the third quarter of 2019 were $3.6 million, compared to $3.3 million for the third quarter of 2018. The increase in general and administrative expenses as compared to the prior year period was primarily due to an increase in professional fees related to strategic alternatives activities and legal fees, which were partially offset by a decrease in non-cash stock-based compensation.

About Zafgen

Zafgen (Nasdaq:ZFGN) is a biopharmaceutical company that has leveraged its proprietary MetAP2 biology platform to pioneer the study of MetAP2 inhibitors in both common and rare metabolic disorders. Learn more at www.zafgen.com.

As previously announced, the Company has retained MTS Health Partners L.P. as its exclusive advisor to assist the Company in exploring alternatives. There can be no assurance that the exploration of strategic alternatives will result in any transaction being entered into or consummated. The Company has not set a timetable for completion of this review process and the Company does not intend to comment further unless or until the Board of Directors has approved a definitive course of action, the review process is concluded, or it is determined that other disclosure is appropriate.

Safe Harbor Statement

Various statements in this release concerning Zafgen’s future expectations, plans and prospects, including without limitation, Zafgen’s plans to explore strategic alternatives, Zafgen’s expected cash, cash equivalents and marketable securities balance as of September 30, 2019, and Zafgen’s expectations regarding the length of its cash runway, may constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, Zafgen’s ability to explore strategic alternatives and enter into and consummate a transaction as a result of such process, Zafgen’s ability to retain personnel, and unexpected expenditures, as well as those risks more fully discussed in the section entitled “Risk Factors” in Zafgen’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors in Zafgen’s subsequent filings with the Securities and Exchange Commission, including without limitation Zafgen’s Quarterly Reports on Form 10-Q. In addition, any forward-looking statements represent Zafgen’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Zafgen explicitly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Media/Investor Relations Contacts:

Zafgen, Inc.

Patricia Allen

Chief Financial Officer

617-648-9792

Media

Krystle Gibbs

Ten Bridge Communications

krystle@tenbridgecommunications.com

508-479-6358

Investors

John Woolford

Westwicke

john.woolford@westwicke.com

443-213-0506

ZAFGEN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$—	$—	$—	$—

Operating expenses:
Research and development	5,260	11,830	23,463	36,472
General and administrative	3,627	3,339	10,891	9,959
Restructuring charges	4,019	—	4,019	—

Total operating expenses	12,906	15,169	38,373	46,431

Loss from operations	(12,906)	(15,169)	(38,373)	(46,431)

Other income (expense):
Interest income	451	623	1,654	1,214
Interest expense	(426)	(475)	(1,404)	(1,399)
Foreign currency transaction losses, net	(33)	(46)	(32)	(182)

Total other income (expense), net	(8)	102	218	(367)

Net loss	$(12,914)	$(15,067)	$(38,155)	$(46,798)

Net loss per share, basic and diluted	$(0.35)	$(0.41)	$(1.02)	$(1.53)

Weighted average common shares outstanding, basic and diluted	37,369,829	36,619,575	37,337,081	30,608,664

ZAFGEN, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	September 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$43,337	$49,331
Marketable securities	38,669	68,735
Tax incentive receivable	235	1,536
Prepaid expenses and other current assets	1,202	1,728

Total current assets	83,443	121,330
Property and equipment, net	913	375
Operating lease right-of-use assets	7,172	—
Restricted cash	1,339	—
Other assets	20	57

Total assets	$92,887	$121,762

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,319	$3,590
Accrued expenses	1,719	4,261
Accrued restructuring costs	3,619	—
Operating lease liabilities, current	409	—
Notes payable, current	7,273	5,455

Total current liabilities	16,339	13,306
Notes payable, long-term	10,166	15,185
Operating lease liabilities	6,502	—

Total liabilities	33,007	28,491

Stockholders’ equity:
Preferred stock; $0.001 par value per share; 5,000,000 shares authorized as of September 30, 2019 and December 31, 2018; no shares issued and outstanding as of September 30, 2019 and December 31, 2018	—	—
Common stock, $0.001 par value per share; 115,000,000 shares authorized as of September 30, 2019 and December 31, 2018; 37,370,301 and 37,287,221 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	37	37
Additional paid-in capital	448,902	444,212
Accumulated deficit	(389,100)	(350,945)
Accumulated other comprehensive income (loss)	41	(33)

Total stockholders’ equity	59,880	93,271

Total liabilities and stockholders’ equity	$92,887	$121,762